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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                      THE UNITED COMPANY SHAREHOLDER GROUP
                              1005 GLENWAY AVENUE
                            BRISTOL, VIRGINIA 24201

Dear Fellow Shareholder:

     The United Company Shareholder Group (the "United Group") is concerned about certain statements made in recent letters sent to you by the current management of Birmingham Steel Corporation ("BIR"). A summary of some of current management's disconcerting statements, positions and tactics is as follows:

     1. UNITED GROUP'S PLANS FOR SBQ OPERATIONS. The directors and current management of BIR have misled you as to the United Group's true plans for BIR's SBQ assets. Bob Garvey and current management assert that the United Group intends to keep the SBQ assets. The United Group has never planned to keep the SBQ assets indefinitely at any cost. On page 7 of our proxy statement we stated, "The [United] Group believes that John Correnti and his management team need to be installed immediately to restore the operation of the SBQ business and thereby increase the market value of the SBQ assets so that a sale of such assets would bring an acceptable price." We further stated on page 10 of our proxy statement that the United Group needs to solve the problems at the Memphis facility so that "either it will become a substantial contribution to the Company's profitability or can be sold at a price that will provide the Company a fair value." IT HAS NEVER BEEN OUR INTENTION TO ABSOLUTELY KEEP THE SBQ ASSETS. THE ISSUE OF THIS PROXY FIGHT IS NOT WHETHER TO KEEP OR SELL THE SBQ ASSETS, RATHER, IT IS A PROXY CONTEST FOCUSING ON THE COMPETENCY OF THE CURRENT DIRECTORS AND MANAGEMENT OF BIR.

     2. FAILURE TO TAKE RESPONSIBILITY. Bob Garvey and the directors of BIR continue to accept no responsibility for the current state of the SBQ operations, but rather, blame Jim Todd, who retired from his management duties with BIR almost FOUR years ago. The following quote from an October 29, 1999 article in American Metal Market shows Mr. Garvey's latest attempt to disclaim responsibility for the problems of BIR: "Several times during the interview, Garvey asserted that he did not learn of Birmingham Steel's problems early in his administration, so pursuing takeovers at Laclede Steel and Atlantic Steel did not distract him from focusing on what needed to be done at Birmingham. He said that Birmingham Steel's detailed financial records were not disclosed to him when he took command. Only later did he learn of the "dysfunctional management" that had prevailed. . ."(1) As concerned shareholders, Mr. Garvey's lack of attention is surprising! CAN YOU AFFORD A CEO WHO PLACES BLAME ON OTHERS AND TAKES NO RESPONSIBILITY FOR THE COMPANY'S PERFORMANCE UNDER HIS TENURE?

     3. CURRENT MANAGEMENT'S FAILURE TO UNDERSTAND THE SBQ BUSINESS. The United Group believes the real reason the SBQ assets have lost money is because current management cannot properly run the SBQ operations. For example, the Memphis plant is in its 25th month of start-up operations. Mr. Garvey even admitted in BIR's 1998 Annual Report that, "The management team responsible for start-up operations [at Memphis] was unable to successfully implement the initial start-up plan." The fact is, under Mr. Garvey's leadership, the SBQ operations have incurred significant losses because of management's inability to properly run the SBQ assets at acceptable operating levels. Even more discomforting and baffling is Mr. Garvey's recent statement that BIR may enter "the low-end SBQ market." Given his track record, do you as a shareholder want Mr. Garvey leading BIR into another SBQ venture?

---------------

(1) Permission to use this quotation was neither sought nor granted.
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     4.  PERSONAL ATTACKS.  In a dire attempt to retain control of your company, current management and directors have resorted to personal attacks against John Correnti and Jim Todd, two highly respected leaders in the steel industry who have both previously been awarded the coveted "Steelmaker of the Year" honor by New Steel Magazine. Mr. Correnti and Mr. Todd believe their records speak for themselves.

     5. INSUBSTANTIAL STOCK OWNERSHIP. Mr. Garvey criticizes the United Group for owning approximately 8% of BIR's common stock. What Mr. Garvey fails to point out is that BIR's directors and top executives own less than 1% of BIR's stock, excluding options and restricted shares. Even more disconcerting is the fact that the only recent purchases of shares in the open market by insiders have been token purchases by two newly appointed directors and the purchase of 2,000 shares by the Corporate Secretary and 1,000 shares by the General Counsel. One is left to question if current management has confidence in their own leadership of the company.

     6. INCREASE IN GOLDEN PARACHUTES. After learning of the United Group's intentions to replace the Board of Directors and Mr. Garvey, current management amended and restated BIR's Executive Severance Plan on SEPTEMBER 2, 1999, in order to INCREASE BY 50% THE LUMP SUM CASH PAYMENTS paid to certain executives, including Mr. Garvey, upon a change of control in the company (including a successful proxy campaign by the United Group). MR. GARVEY was also awarded LIFETIME MEDICAL AND HOSPITAL CARE on SEPTEMBER 20, 1999. As shareholders, the United Group finds this action very disconcerting and the ultimate in self-serving action.

     7. PREVIOUS PERFORMANCE OF BIR. Current management claims that the performance of BIR's core operations "under current management is demonstrably better than under Todd's management." The United Group urges you to look at page 14 of BIR's Annual Report. Mr. Todd's last full fiscal year as CEO of BIR was 1995. In 1995, under Mr. Todd's leadership, BIR's income from continuing operations was $36.9 million compared to $3.3 million in 1999 under Mr. Garvey. Furthermore, the SBQ operations generated additional net income of $13.7 million in fiscal 1995. Since that time, under the leadership of Mr. Garvey, the SBQ operations have lost significant amounts of money. Furthermore, stockholders equity has decreased from $459.7 million as of June 30, 1995 to $230.7 million as of June 30, 1999.

     8. DEBT INCREASE. Current management claims that BIR's current debt levels were "caused" by Jim Todd. Again, current management desperately attempts to deflect responsibility for BIR's massive increase in debt. The fact is UNDER MR. GARVEY'S LEADERSHIP, BIR's long term debt and capital lease obligations INCREASED from $314.5 million as of June 30, 1996 to $703 million as of September 30, 1999.

     As you know, current management is attempting to sell BIR's SBQ assets in what Mr. Garvey has called "the worst industry conditions in over forty years." The SBQ operations lost approximately $21 million in the first quarter of fiscal year 2000. Given current industry conditions and the dismal performance of the SBQ assets under the leadership of current management, the United Group believes new management familiar with SBQ operations must be installed immediately to restore BIR's SBQ operations to an acceptable production level and thereby increase the sales price of the SBQ assets.

     Current management has failed to tell you what price they expect to receive for the SBQ assets in their distressed condition or how the disposal of the following obligations related to the SBQ assets will affect that price:

     - $75 million Leveraged Lease at Memphis

     - $26 million in Solid Waste Disposal Revenue Bonds at Memphis

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

     - $15 million in Solid Waste Disposal Revenue Bonds at Cleveland

     - $100 million in capital expenditures (as estimated by current management)

     - Commitment to purchase DRI from American Iron Reduction LLC at a contract price currently $30 over the spot price on the open market

After satisfying these obligations, the United Group questions whether there will be any proceeds remaining to pay down BIR's revolver debt or senior notes.

     We thank you for your attention to these important issues. To vote for the United Group's director nominees please mark, sign, and date the enclosed BLUE proxy card and return it in the enclosed postage-paid envelope. If you have already signed and returned a BLUE proxy card, there is no need to send in the enclosed proxy unless you subsequently signed a white proxy card sent to you by the current management of Birmingham Steel. Only your latest dated proxy card will count. IF YOU HAVE ALREADY RETURNED THE WHITE PROXY CARD SENT TO YOU BY BIRMINGHAM STEEL, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND MAILING A LATER DATED BLUE PROXY CARD.

     There is no need to sign or return a white proxy card if you plan to vote for the United Group's director nominees. The United Group urges you to discard any white proxy card you receive. If you have any questions or need assistance in voting your shares, please call:

     ChaseMellon
     Toll-Free: (800) 636-8927

                                          Sincerely yours,

                                          The United Company Shareholder Group

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

                                         PROXY SOLICITED BY THE UNITED COMPANY
                                                   SHAREHOLDER GROUP

                                       BIRMINGHAM STEEL CORPORATION 1999 ANNUAL
                                                        MEETING

                                           THIS PROXY IS SOLICITED ON BEHALF OF
                                       THE UNITED COMPANY SHAREHOLDER GROUP (THE
                                       "GROUP") for use at the 1999 Annual
                                       Meeting of Stockholders (the "Annual
                                       Meeting") and/or in connection with a
                                       written consent action conducted by the
                                       Group. The undersigned hereby appoints
                                       John D. Correnti and James A. Todd, Jr., and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting, and at any adjournment thereof, and/or to execute and submit to Birmingham Steel Corporation (the "Company") a written consent on behalf of the undersigned, according to the number of votes that the undersigned would be entitled to cast if personally present on the following matters.
                                       ANNUAL MEETING

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified: John D. Correnti; James A. Todd, Jr.; James W. McGlothlin; Donna
     M. Alvarado; Robert M. Gerrity; Alvin R. Carpenter; Robert H. Spilman; Jerry E. Dempsey; and Steven R. Berrard. You may withhold authority to vote for any one or more of the nominees by writing their name in the space provided below.

  [ ]  FOR all nominees listed above(except as indicated to the  [ ]  WITHHOLD AUTHORITY to vote for all nominees
       contrary below)                                                listed above:
       -------------------------------------------------------
       -------------------------------------------------------

(2) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 2000.

[ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

CONSENT ACTION

(1)  To execute a written consent removing the Company's current Board of
     Directors: William J. Cabiniss, Jr., C. Stephen Clegg, Alfred C. DeCrane, Jr., E. Mandell de Windt, Robert A. Garvey, E. Bradley Jones, Robert D. Kennedy, Richard de J. Osborne, and John H. Roberts. You may withhold authority to execute and deliver a written consent removing any one or more of the current Board of Directors by writing their name in the space provided below.

  [ ]  GRANT AUTHORITY to execute and deliver written consent    [ ]  WITHHOLD AUTHORITY to execute and deliver written
       with respect to the removal of the current Board of            consent with respect to the removal of the current Board
       Directors (except as indicated below)                          of Directors
       -------------------------------------------------------
       -------------------------------------------------------

(2) To execute a written consent electing the following persons (the "Group Nominees") to the Board of Directors to serve until the next Annual Meeting or until their successors are elected and qualified: John D. Correnti; James A. Todd, Jr.; James W. McGlothlin; Donna M. Alvarado; Robert M. Gerrity; Alvin R. Carpenter; Robert H. Spilman; Jerry E. Dempsey; and Steven R. Berrard. You may withhold authority to execute and deliver written consent with respect to any one or more of the Group Nominees by writing their name in the space provided below.

  [ ]  GRANT AUTHORITY to execute and deliver written consent    [ ]  WITHHOLD AUTHORITY to execute and deliver written
       with respect to the election of all of the Group               consent with respect to the election of the Group
       Nominees (except as indicated below)                           Nominees
       -------------------------------------------------------
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

OTHER ITEMS

(1) To consider and take action upon such other matters as may properly come before the Annual Meeting or adjournments or postponements thereof.

    PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) UNDER ANNUAL MEETING, FOR THE PROPOSAL REFERRED TO IN PARAGRAPH (2) UNDER ANNUAL MEETING, AND ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AS THE PROXIES DEEM ADVISABLE, AND WILL GIVE THE PROXIES THE AUTHORITY TO EXECUTE A WRITTEN CONSENT ON YOUR BEHALF REMOVING AND REPLACING THE CURRENT BOARD OF DIRECTORS WITH THE GROUP NOMINEES.
    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD TODAY USING THE ENVELOPE PROVIDED.

    The undersigned revokes any prior proxies to vote the shares covered by this Proxy.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Date:                   , 1999
                                                     ----------------------

                                                     NOTE: Please sign exactly
                                                  as name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  corporate name by President or
                                                  other authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.